Exhibit 99

[LOGO]                                                              News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214

                                 For further information, please contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

              COMMUNITY BANK SYSTEM ANNOUNCES THIRD QUARTER RESULTS

   EARNINGS IMPROVE OVER SECOND QUARTER; ASSET QUALITY REMAINS VERY FAVORABLE


      Syracuse, N.Y. - October 23, 2006 - Community Bank System, Inc. (NYSE:
CBU) generated quarterly net income of $10.9 million, or $0.36 per share, in the third quarter of 2006. This represents a 10% increase over the $9.9 million, or $0.33 per share, earned during the second quarter of 2006. Compared to the third quarter of 2005, which included $5.3 million in pre-tax securities gains, earnings per share were $0.12, or 25%, lower. Without these gains, third quarter earnings per share of $0.36 were equal to the year-ago quarter, despite the inclusion of a $0.01 per share expense related to the accounting for stock options required in 2006. The results of the quarter also included the acquisition of Elmira-based, ES&L Bancorp, Inc. ("ES&L"), completed in mid-August. At quarter-end, ES&L loans and deposits approximated $191 million and $121 million, respectively.

      The company increased loans by 10.4% over the year-ago period, including the ES&L acquisition, with growth achieved in each of its three portfolios (consumer mortgage, business lending and consumer installment). Organic loan growth in the third quarter was 4.4% (annualized), led by a 7% increase in consumer installment lending. Deposits increased 5.2% over the year-ago period, including ES&L. Cash earnings per share, which exclude the after-tax effect of the amortization of intangible assets and acquisition-related market value adjustments, were $0.40 in the third quarter, and $0.03, or 8.1% greater than the linked second quarter.

      Mark E. Tryniski, President and Chief Executive Officer, stated, "Our third quarter results were solid, particularly given the current interest rate environment. We were again able to generate meaningful organic loan growth during the quarter, including year-over-year increases in all three of our lending categories. Our asset quality metrics remained at very favorable levels, resulting in a lower provision for loan losses in the quarter. Quarterly net charge-offs of $1.1 million were at their lowest level since the second quarter of 2000. Non-interest income from our financial services businesses grew by $0.5 million - or nearly 11%, from the comparable year-ago quarter."

      Mr. Tryniski continued, "We were very pleased to complete the acquisition of ES&L Bancorp during the quarter, and look forward to capitalizing on the expanded opportunities in the greater Elmira and Ithaca communities. We are also progressing very well on the previously announced acquisition of ONB Corporation ("ONB"), the parent of Ontario National Bank, headquartered in Clifton Springs, NY. Pending both regulatory and ONB shareholders' approval, we expect to complete this transaction in the fourth quarter."

      Net interest income increased $0.2 million (0.5%) from the second quarter of 2006, due to increases in loan interest income of $3.7 million, partially offset by an increase of $2.5 million in interest expense and $1.0 million decrease in investment income. The higher loan income was due to $132.4 million of growth in the average loan portfolio as well as a 17-basis point increase in the average yield. The average loan portfolio increase, including the ES&L acquisition, was driven by growth in business lending ($67.0 million), consumer mortgages ($40.6 million), and consumer installments ($24.7 million). Third quarter net interest margin of 3.87% compares to 4.00% in the second quarter of 2006, and 4.06% in the third quarter of 2005, reflective of a higher cost of funds, as well as the impact of the ES&L acquisition, which had somewhat lower net interest margin attributes.

      Non-interest income, excluding security gains, increased by $0.6 million over the third quarter of 2005 and was $1.4 million higher than the second quarter of 2006. Consistent with prior years, the third quarter included annual dividends from the creditor life and disability insurance programs in which the company participates, approximating $0.02 per share. Financial services revenue for the third quarter of 2006 increased $0.5 million, or 10.8%, compared to the third quarter of 2005, driven by an 18.2% revenue growth in our benefits administration and consulting business. In addition, our wealth management and advisory firm completed its re-branding efforts to become Nottingham Advisors, to underscore the increased product and service offerings it has recently developed.

      Total operating expenses increased $0.6 million versus the second quarter of 2006, and included $0.2 million of acquisition-related expenses as well as a month-and-a-half of incremental operating expenses related to the ES&L transaction. In addition, the third quarter included certain property and equipment-related write downs associated with two branch consolidations in Pennsylvania. On a year-to-date basis, total operating expenses, excluding stock options expense recognized in 2006, were just $69,000 higher than the first nine months of 2005.

      The company's effective income tax rate was 24.4% in the third quarter, compared to 24.1% in the second quarter, and down from 27.4% reported in the third quarter of 2005, which was impacted by income from securities gains.

Financial Position

      Average earning assets of $3.85 billion for the third quarter were up $99.3 million from second quarter 2006, with a $132.4 million increase in average loans, including the ES&L acquisition, and a $33.1 million decrease in investments. Average earning assets were up $72.3 million from September 30, 2005, with loans increasing $160.7 million and investments decreasing $88.4 million, reflecting the company's successful 2005 efforts to improve its interest-rate sensitivity profile by selling certain securities. Deposits increased $100.7 million, or 3.3%, for the quarter, and were up $155.6 million, or 5.2%, from a year ago, including the ES&L acquisition. Average borrowings were up $23.5 million over the second quarter, including the funding requirements of the ES&L transaction, but have decreased $50.5 million from the third quarter of 2005, again reflecting the aforementioned actions taken to improve interest-rate sensitivity.

Asset Quality

      The $1.3 million provision for loan losses was $0.4 million lower than the second quarter of 2006 and $1.0 million lower than the third quarter of 2005, reflective of the company's lowest quarterly charge-off level in over six years, and the continuation of very favorable non-performing loan ratio trends. The $1.1 million of net charge-offs in the third quarter of 2006 was $0.4 million below the second quarter, and $0.7 million below the third quarter of 2005. The net charge-off ratio of 0.17% was nine basis points below the second quarter's ratio and 16-basis points lower than the average ratio of 0.33% for the previous eight quarters. Non-performing loans as a percentage of total loans was at 0.47% at quarter-end, down 11-basis points from 0.58% averaged over the previous eight quarters. The delinquent loan ratio of 0.74% is five basis points higher than the end of the second quarter, but below the average of 0.79% for the previous eight quarters.

Dividend Increase

      During the quarter the company announced a 5.3% increase in its quarterly cash dividend on its common stock to $0.20 per share. At September 30, 2006's closing price of $22.16 per share, this reflected an annualized dividend yield of 3.6%.

Other

      The company is currently in the process of reviewing market alternatives for the replacement of its $30 million, fixed-rate trust preferred obligations, which include a premium call provision currently at 4.54%, starting in February 2007. The company estimates the impact of the one-time charge associated with this refinancing to be between $0.04 and $0.05 per share, and expects to conclude its evaluation in the fourth quarter.

Conference Call Scheduled

      A conference call will be held with company management at 11:00 a.m. (ET) on Tuesday, October 24, 2006, to discuss the above results at 1-866-838-2057. An audio recording will be available one hour after the call until December 31, 2006, and may be accessed at 1-888-284-7564 (access code 199132). Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=36013.

      This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations / News & Media section of the company's website at:
www.communitybankna.com.

      Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, NY, with $4.4 billion in assets and 130 customer facilities. Its' wholly-owned banking subsidiary operates as Community Bank, N.A. across Upstate New York, and as First Liberty Bank & Trust throughout Northeastern Pennsylvania. Its' other subsidiaries include: BPA-Harbridge, which provides actuarial, administration, consulting and daily valuation recordkeeping services for benefit plans from offices in Upstate New York, New England, and Pennsylvania; Community Investment Services, Inc., a broker-dealer delivering financial products throughout the company's branch network; and Nottingham Advisors, a wealth management and advisory firm with offices in Buffalo, NY, and North Palm Beach, Fla. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

                                   -- more --

Summary of Financial Data
(Dollars in thousands, expect per share data)

                                                           -----------------------------------------
                                                               Quarter Ended        Year-to-Date
                                                                September 30,       September 30,
                                                           -----------------------------------------
                                                               2006      2005      2006       2005
----------------------------------------------------------------------------------------------------
Earnings
----------------------------------------------------------------------------------------------------
Loan income                                                  $43,482   $37,133   $121,570   $108,792
Investment Income                                             15,679    17,039     48,731     55,457
 Total interest income                                        59,161    54,172    170,301    164,249
Interest Expense                                              25,369    19,126     69,215     55,374
 Net interest income                                          33,792    35,046    101,086    108,875
Provision for loan losses                                      1,300     2,275      5,175      6,284
 Net interest income after provision for loan losses          32,492    32,771     95,911    102,591
Deposit service fees                                           7,329     7,135     21,001     19,844
Other banking services                                         1,329     1,411      2,166      2,177
Trust, investment and asset management fees                    1,815     1,823      5,631      5,463
Benefit plan administration, consulting and actuarial fees     3,271     2,767      9,807      8,256
Investment securities gains, net                                   0     5,305          0     12,195
 Total non-interest income                                    13,744    18,441     38,605     47,935
Salaries and employee benefits                                16,332    16,458     48,492     48,836
Professional fees                                              1,119       923      3,510      3,213
Stock option expense                                             409         0      1,456          0
Occupancy and equipment and furniture                          4,346     4,483     13,553     13,355
Amortization of intangible assets                              1,520     1,553      4,502      5,521
Other                                                          7,960     7,309     22,815     21,985
Special charges/acquisition expenses                             154         1        155         48
 Total operating expenses                                     31,840    30,727     94,483     92,958
Income before income taxes                                    14,396    20,485     40,033     57,568
Income taxes                                                   3,517     5,621      9,808     15,089
 Net income                                                  $10,879   $14,864   $ 30,225   $ 42,479
Basic earnings per share                                     $  0.36   $  0.49   $   1.01   $   1.40
Diluted earnings per share                                   $  0.36   $  0.48   $   1.00   $   1.37
Diluted earnings per share-cash (1)                          $  0.40   $  0.53   $   1.13   $   1.52
----------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, expect per share data)

                                                            ------------------------------------------------------
                                                                           2006                  2005
                                                            ------------------------------------------------------
                                                              3rd Qtr    2nd Qtr    1st Qtr    4th Qtr    3rd Qtr
------------------------------------------------------------------------------------------------------------------
Earnings
------------------------------------------------------------------------------------------------------------------
Loan income                                                   $43,482    $39,760    $38,328    $38,816    $37,133
Investment Income                                              15,679     16,722     16,330     16,379     17,039
 Total interest income                                         59,161     56,482     54,658     55,195     54,172
Interest Expense                                               25,369     22,873     20,973     20,198     19,126
 Net interest income                                           33,792     33,609     33,685     34,997     35,046
Provision for loan losses                                       1,300      1,725      2,150      2,250      2,275
 Net interest income after provision for loan losses           32,492     31,884     31,535     32,747     32,771
Deposit service fees                                            7,329      7,063      6,609      7,264      7,135
Other banking services                                          1,329        361        476        616      1,411
Trust, investment and asset management fees                     1,815      1,766      2,050      1,844      1,823
Benefit plan administration, consulting and actuarial fees      3,271      3,155      3,381      2,937      2,767
Investment securities gains, net                                    0          0          0          0      5,305
 Total non-interest income                                     13,744     12,345     12,516     12,661     18,441
Salaries and employee benefits                                 16,332     16,004     16,398     16,223     16,458
Professional fees                                               1,119      1,108      1,041      1,327        923
Stock option expense                                              409        421        626          0          0
Occupancy and equipment and furniture                           4,346      4,448      4,759      4,401      4,483
Amortization of intangible assets                               1,520      1,489      1,493      1,604      1,553
Other                                                           7,960      7,737      7,118      7,981      7,309
Special charges/acquisition expenses                              154          1          0      2,895          1
 Total operating expenses                                      31,840     31,208     31,435     34,431     30,727
Income before income taxes                                     14,396     13,021     12,616     10,977     20,485
Income taxes                                                    3,517      3,137      3,154      2,651      5,621
 Net income                                                   $10,879    $ 9,884    $ 9,462    $ 8,326    $14,864
Basic earnings per share                                      $  0.36    $  0.33    $  0.32    $  0.28    $  0.49
Diluted earnings per share                                    $  0.36    $  0.33    $  0.31    $  0.27    $  0.48
Diluted earnings per share-cash (1)                           $  0.40    $  0.37    $  0.35    $  0.32    $  0.53
------------------------------------------------------------------------------------------------------------------
Profitability
------------------------------------------------------------------------------------------------------------------
Return on assets                                                 1.01%      0.95%      0.93%      0.79%      1.39%
Return on equity                                                 9.44%      8.76%      8.38%      7.21%     12.59%
Non-interest income/operating income (FTE)                       26.8%      24.8%      25.2%      24.7%      32.3%
Efficiency ratio (2)                                             58.8%      59.8%      60.3%      58.5%      56.4%
------------------------------------------------------------------------------------------------------------------
Components of Net Interest Margin (FTE)
------------------------------------------------------------------------------------------------------------------
Loan yield                                                       6.77%      6.60%      6.49%      6.42%      6.17%
Investment yield                                                 5.94%      6.17%      6.10%      6.01%      5.89%
Earning asset yield                                              6.49%      6.45%      6.35%      6.28%      6.07%
Interest-bearing deposit rate                                    2.55%      2.38%      2.19%      2.02%      1.85%
Short-term borrowing rate                                        4.21%      3.63%      3.61%      3.33%      2.96%
Long-term borrowing rate                                         5.70%      5.60%      5.62%      5.67%      5.83%
Cost of all interest-bearing funds                               3.15%      2.96%      2.80%      2.63%      2.45%
Cost of funds (includes DDA)                                     2.68%      2.50%      2.34%      2.20%      2.05%
Net interest margin (FTE)                                        3.87%      4.00%      4.06%      4.12%      4.06%
Fully tax-equivalent adjustment                               $ 3,764    $ 3,747    $ 3,464    $ 3,512    $ 3,533
------------------------------------------------------------------------------------------------------------------


(1) Excludes the after-tax effect of amortization of intangible assets and market value adjustment amortization on acquired loans and deposits.

(2) Excludes intangible amortization, acquisition expenses/special charges, results of securities transactions and debt structuring activities.

Summary of Financial Data
(Dollars in thousands, expect per share data)

                                                            -----------------------------------------------------------------------
                                                                                 2006                                2005
                                                            -----------------------------------------------------------------------
                                                                 3rd Qtr        2nd Qtr        1st Qtr       4th Qtr       3rd Qtr
-----------------------------------------------------------------------------------------------------------------------------------
Average Balances
-----------------------------------------------------------------------------------------------------------------------------------
Loans                                                         $2,558,137    $ 2,425,763     $2,400,926    $2,406,094    $2,397,410
Taxable investment securities                                    776,028        803,536        787,664       782,820       853,977
Non-taxable investment securities                                512,721        518,309        522,112       522,276       523,212
  Total interest-earning assets                                3,846,886      3,747,608      3,710,702     3,711,190     3,774,599
Total assets                                                   4,272,714      4,167,895      4,144,841     4,155,216     4,230,766
Interest-bearing deposits                                      2,540,150      2,460,781      2,410,348     2,382,620     2,386,338
Short-term borrowings                                            125,013        127,208        163,940       232,157       338,405
Long-term borrowings                                             534,811        509,102        468,884       427,082       371,877
  Total interest-bearing liabilities                           3,199,974      3,097,091      3,043,172     3,041,859     3,096,620
Noninterest-bearing deposits                                     558,060        566,143        589,407       596,507       601,702
Shareholders' equity                                          $  456,996    $   452,408     $  458,163    $  457,947    $  468,559
-----------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
-----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                     $  119,430    $   124,453     $  121,795    $  114,605    $  154,674
Investment securities                                          1,250,251      1,253,202      1,307,041     1,303,117     1,318,134
Loans:
  Consumer mortgage                                             8 90,939        822,235        814,885       815,463       813,274
  Business lending                                               953,808        827,021        820,722       819,605       816,145
  Consumer installment                                           816,815        795,010        772,614       776,701       782,419
    Total loans                                                2,661,562      2,444,266      2,408,221     2,411,769     2,411,838
Allowance for loan losses                                         35,517         32,900         32,720        32,581        32,460
Intangible assets                                                239,635        221,896        223,385       224,878       226,481
Other assets                                                     138,629        128,807        132,312       131,204       134,215
  Total assets                                                 4,373,990      4,139,724      4,160,034     4,152,992     4,212,882
Deposits                                                       3,140,304      3,039,582      3,063,527     2,983,969     2,984,700
Borrowings                                                       628,412        512,997        506,241       572,588       626,151
Subordinated debt held by unconsolidated subsidiary trusts        80,545         80,530         80,517        80,502        80,488
Other liabilities                                                 60,130         55,039         54,347        58,338        61,094
  Total liabilities                                            3,909,391      3,688,148      3,704,632     3,695,397     3,752,433
Shareholders' equity                                             464,599        451,576        455,402       457,595       460,449
  Total liabilities and shareholders' equity                   4,373,990      4,139,724      4,160,034     4,152,992     4,212,882
Assets under management or administration                     $2,944,725    $ 2,713,423     $2,642,226    $2,505,966    $2,394,012
-----------------------------------------------------------------------------------------------------------------------------------
Capital
-----------------------------------------------------------------------------------------------------------------------------------
Tier 1 leverage ratio                                               7.26%          7.73%          7.68%         7.57%         7.34%
Tangible equity / tangible assets                                   5.44%          5.86%          5.89%         5.92%         5.87%
Accumulated other comprehensive income                             3,798         (3,638)         3,495         8,420        14,487
Diluted weighted average common shares O/S                        30,334         30,308         30,479        30,516        30,712
Period end common shares outstanding                              29,867         29,850         29,908        29,957        29,903
Cash dividends declared per common share                      $     0.20    $      0.19     $     0.19    $     0.19    $     0.19
Book value                                                         15.56          15.13          15.23         15.28         15.40
Tangible book value                                                 7.53           7.69           7.76          7.77          7.82
Common stock price (end of period)                                 22.16          20.17          22.33         22.55         22.60
-----------------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, expect per share data)

                                                 -------------------------------------------------------
                                                           2006                       2005
                                                 -------------------------------------------------------
                                                    3rd Qtr    2nd Qtr    1st Qtr    4th Qtr    3rd Qtr
--------------------------------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------------------------------
Non-accrual loans                                   $11,414    $10,327    $13,701    $12,232    $12,896
Accruing loans 90+ days delinquent                    1,133        765      1,213      1,075        672
  Total non-performing loans                         12,547     11,092     14,914     13,307     13,568
Other real estate owned (OREO)                        1,320      1,353      1,613      1,048        882
     Total non-performing assets                     13,867     12,445     16,527     14,355     14,450
Net charge-offs                                       1,115      1,545      2,011      2,129      1,826
Loan loss allowance/loans outstanding                  1.33%      1.35%      1.36%      1.35%      1.35%
Non-performing loans/loans outstanding                 0.47%      0.45%      0.62%      0.55%      0.56%
Loan loss allowance/non-performing loans                283%       297%       219%       245%       239%
Net charge-offs/average loans                          0.17%      0.26%      0.34%      0.35%      0.30%
Loan loss provision/net charge-offs                     117%       112%       107%       106%       125%
Non-performing assets/loans outstanding plus OREO      0.52%      0.51%      0.69%      0.59%      0.60%
--------------------------------------------------------------------------------------------------------


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.


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